Exhibit 99.3

ADVANCED ENERGY INDUSTRIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 14, 2019, Advanced Energy Industries, Inc. (the “Company”,  “Advanced Energy”, “we” or “our”) entered into a Stock Purchase Agreement (the “Acquisition Agreement”), as amended by the First Amendment to the Purchase Agreement, dated September 9, 2019, with Artesyn Embedded Technologies, Inc. (“Artesyn”), Pontus Holdings, LLC and Pontus Intermediate Holdings II, LLC (collectively the “Sellers”), to acquire Artesyn’s Embedded Power business (“Embedded Power”). Pursuant to the Acquisition Agreement, the Sellers and Artesyn completed a  corporate reorganization to divest from Artesyn its Embedded Computing and Consumer businesses (“Artesyn Legacy Businesses”). Following the corporate reorganization, the Company acquired Artesyn’s remaining Embedded Power business by acquiring all of Artesyn’s issued and outstanding shares for a purchase price of $367.8 million including the assumption of certain liabilities and subject to an adjustment for net working capital.

The Company funded the payment of the aggregate consideration with the net proceeds from a $350 million senior unsecured term loan facility (the “Credit Agreement”), and with available cash on hand. In connection with, and following the closing of the Acquisition Agreement,  the Company, Artesyn and certain Artesyn Legacy Businesses agreed to provide one another with contract manufacturing services, transition services, and subleased space for certain periods of time.

The following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 give effect to the Acquisition Agreement and the Credit Agreement as if both had occurred on January 1, 2018. The unaudited pro forma condensed combined financial information is based on and derived from the separate historical consolidated financial statements of the Company and of the Embedded Power business. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events and transactions that are (i) directly attributable to the Acquisition Agreement; (ii) factually supportable; and (iii) expected to have a continuing impact on the combined results. Additionally, the unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from the acquisitions of Artesyn or synergies that may be derived from integration activities, each of which may have a material effect on our consolidated results of operations.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting. The aggregate consideration paid by the Company for the Embedded Power business is allocated to the acquired assets and liabilities based upon their fair values as of the acquisition date. Any consideration paid that exceeds the net fair value of the assets acquired and liabilities assumed will be recorded as goodwill. The purchase price allocations reflected in the unaudited condensed combined pro forma information require extensive use of accounting estimates and management judgment, are preliminary, and will be adjusted upon completion of our final valuation of the assets and liabilities acquired. Although we believe the fair values assigned to the assets acquired and liabilities assumed are based upon reasonable estimates and assumptions using currently available information, the results of the final purchase price allocation could be materially different from the preliminary allocations used in the pro forma condensed combined financial information included herein, including, but not limited to, the final amount of working capital, identifiable intangible assets, goodwill, property and equipment, inventory, deferred revenue and deferred income taxes, and any related impacts to depreciation, amortization, gross margins, income taxes and other items.

The unaudited pro forma condensed combined financial information is presented pursuant to Regulation S-X, Article 11, of the U.S. Securities Exchange Commission (the “SEC”), and is not necessarily indicative of the operating results that would have resulted had the Acquisition Agreement occurred as of the date or during the periods presented, nor is it necessarily indicative of future operating results. The unaudited pro forma condensed combined financial information should be read in conjunction with the following financial information:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;
•

the Company’s unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2019 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2019;

Exhibit 99.3

•

the Company’s unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2019 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2019;

•	the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018, included in Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2019;
•	the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2019;
•

the audited consolidated financial statements of Artesyn Embedded Technologies, Inc. and subsidiaries as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, included as Exhibit 99.1 to this Current Report on Form 8-K/A;

•

the unaudited condensed consolidated financial statements of Artesyn Embedded Technologies, Inc. and subsidiaries as of June 30, 2019 and for the three and six months ended June 30, 2019 and 2018, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

(in thousands except per share data)

	Advanced Energy Industries, Inc.	Artesyn Embedded Technologies, Inc.	Carve-Out Adjustments Note 5(A)	Artesyn's Embedded Power Business	Reclassifications Note 5(B)	Pro Forma Adjustments	Notes	Pro Forma Combined
Sales, net:
Product	$218,305	$475,360	$(180,049)	$295,311	$—	$—		$513,616
Services	57,248	—	—	—	—	—		57,248
Total sales, net	275,553	475,360	(180,049)	295,311	—	—		570,864
Cost of sales:
Product	116,914	408,179	(182,050)	226,129	(3,816)	(1,288)	5(C)	337,939
Services	28,773	—	—	—	—	—		28,773
Total cost of sales	145,687	408,179	(182,050)	226,129	(3,816)	(1,288)		366,712
Gross profit	129,866	67,181	2,001	69,182	3,816	1,288		204,152
Operating expenses:
Research and development	43,129	—	24,279	24,279	—	—		67,408
Selling, general and administrative	56,626	68,141	(34,790)	33,351	2,892	(2,075)	5(D)	90,794
Amortization of intangible assets	3,847	—	1,518	1,518	924	4,058	5(E)	10,347
Restructuring expense (benefit)	3,468	(251)	13	(238)	—	—		3,230
Total operating expenses	107,070	67,890	(8,980)	58,910	3,816	1,983		171,779
Operating income (loss)	22,796	(709)	10,981	10,272	—	(695)		32,373
Interest income (expense)	—	(15,114)	15,114	—	—	—		—
Other income (expense), net	16,288	(130)	645	515	—	(4,012)	5(F)	12,791
Income (loss) from continuing operations, before income taxes	39,084	(15,953)	26,740	10,787	—	(4,707)		45,164
Provision for income taxes	324	1,780	1,371	3,151	—	(1,092)	5(G)	2,383
Income (loss) from continuing operations	38,760	(17,733)	25,369	7,636	—	(3,615)		42,781
Income (loss) from discontinued operations, net of income taxes	8,315	(840)	840	—	—	—		8,315
Net income (loss)	$47,075	$(18,573)	$26,209	$7,636	$—	$(3,615)		$51,096
Income from continuing operations attributable to noncontrolling interest	19	—	—	—	—	—		19
Net income (loss) attributable to Advanced Energy Industries, Inc.	$47,056	$(18,573)	$26,209	$7,636	$—	$(3,615)		$51,077

Basic weighted-average common shares outstanding	38,236							38,236
Diluted weighted-average common shares outstanding	38,443							38,443

Earnings per share:
Continuing operations:
Basic earnings per share	$1.01							$1.12
Diluted earnings per share	$1.01							$1.11
Discontinued operations:
Basic earnings per share	$0.22							$0.22
Diluted earnings per share	$0.22							$0.22
Net income:
Basic earnings per share	$1.23							$1.34
Diluted earnings per share	$1.22							$1.33

See notes to unaudited pro forma condensed combined financial information.

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands except per share data)

	Advanced Energy Industries, Inc.	Artesyn Embedded Technologies, Inc.	Carve-Out Adjustments Note 5(A)	Artesyn's Embedded Power Business	Reclassifications Note 5(B)	Pro Forma Adjustments	Notes	Pro Forma Combined
Sales, net:
Product	$610,326	$1,032,976	$(439,856)	$593,120	$—	$—		$1,203,446
Services	108,566	—	—	—	—	—		108,566
Total sales, net	718,892	1,032,976	(439,856)	593,120	—	—		1,312,012
Cost of sales:
Product	298,597	880,096	(429,590)	450,506	(9,388)	(2,567)	5(C)	737,148
Services	54,688	—	—	—	—	—		54,688
Total cost of sales	353,285	880,096	(429,590)	450,506	(9,388)	(2,567)		791,836
Gross profit	365,607	152,880	(10,266)	142,614	9,388	2,567		520,176
Operating expenses:
Research and development	76,008	—	48,219	48,219	—	—		124,227
Selling, general and administrative	108,033	143,842	(72,239)	71,603	7,024	(1,247)	5(D)	185,413
Amortization of intangible assets	5,774	—	3,432	3,432	2,364	7,204	5(E)	18,774
Restructuring expense	4,239	7,528	—	7,528	—	—		11,767
Total operating expenses	194,054	151,370	(20,588)	130,782	9,388	5,957		340,181
Operating income	171,553	1,510	10,322	11,832	—	(3,390)		179,995
Interest income (expense)	—	(29,258)	29,258	—	—	—		—
Other income (expense), net	823	7,516	(3,792)	3,724	—	(8,346)	5(F)	(3,799)
Income (loss) from continuing operations, before income taxes	172,376	(20,232)	35,788	15,556	—	(11,736)		176,196
Provision for income taxes	25,227	7,828	1,025	8,853	—	(286)	5(G)	33,794
Income (loss) from continuing operations	147,149	(28,060)	34,763	6,703	—	(11,450)		142,402
Loss from discontinued operations, net of income taxes	(38)	4,169	(4,169)	—	—	—		(38)
Net income (loss)	$147,111	$(23,891)	$30,594	$6,703	$—	$(11,450)		$142,364
Income from continuing operations attributable to noncontrolling interest	86	—	—	—	—	—		86
Net income (loss) attributable to Advanced Energy Industries, Inc.	$147,025	$(23,891)	$30,594	$6,703	$—	$(11,450)		$142,278

Basic weighted-average common shares outstanding	39,081							39,081
Diluted weighted-average common shares outstanding	39,352							39,352

Earnings per share:
Continuing operations:
Basic earnings per share	$3.76							$3.64
Diluted earnings per share	$3.74							$3.62
Discontinued operations:
Basic earnings per share	$—							$—
Diluted earnings per share	$—							$—
Net income:
Basic earnings per share	$3.76							$3.64
Diluted earnings per share	$3.74							$3.62

See notes to unaudited pro forma condensed combined financial information.

ADVANCED ENERGY INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands except per share data)

Note 1.     Basis of Presentation

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Advanced Energy and of Artesyn, as adjusted to remove the Artesyn Legacy Businesses, hereinafter referred to as the acquired Embedded Power business. This information has been prepared on the basis of generally accepted accounting principles in the United States (“U.S. GAAP”), and reflects the completed Acquisition Agreement and Credit Agreement. The pro forma information is presented for illustrative purposes only and does not necessarily reflect the results of operations of Advanced Energy that actually would have resulted had the acquisition occurred at the dates indicated, or project the results of operations of Advanced Energy for any future dates or periods. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018, gives effect to the Acquisition Agreement and Credit Agreement as if they had been completed on January 1, 2018.

The historical information of Advanced Energy has been derived from the audited consolidated financial statements of the Company for the year ended December 31, 2018, included in its Annual Report on Form 10-K filed with the SEC on February 21, 2019 (the “Form 10-K”), and the unaudited condensed consolidated financial statements of Advanced Energy for the six months ended June 30, 2019, included in the Quarterly Report on Form 10-Q filed with the SEC on August 5, 2019. The historical information for Embedded Power business has been derived from the audited consolidated financial statements of Artesyn Embedded Technologies, Inc. and subsidiaries for the year ended December 31, 2018, and the unaudited condensed consolidated financial statements of Artesyn Embedded Technologies, Inc. and subsidiaries for the six months ended June 30, 2019, as adjusted to remove the Artesyn Legacy Businesses.

Pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations are based upon items that are factually supportable, are directly attributable to the acquisition and are expected to have a continuing effect on the Company’s results of operations. In contrast, any nonrecurring items that are already included in the Advanced Energy or Embedded Power historical consolidated financial statements that are not directly related to the Acquisition Agreement or the Credit Agreement have not been eliminated as further discussed in Note 3.

In addition, certain reclassifications have been made to the historical presentation of Embedded Power to conform to presentation used in the unaudited pro forma condensed combined statements of operations to reflect the accounting policies and practices of Advanced Energy. These reclassifications have no net impact on the historical operating income, income from continuing operations, or income from continuing operations attributable to Advanced Energy. Further review of the Embedded Power financial statements may result in additional revisions to Embedded Power classifications to conform to Advanced Energy’s presentation. The pro forma adjustments and reclassifications are based upon information available as of November 22, 2019.

Note 2.     Aggregate Consideration and Purchase Allocation

The components of the fair value of the total consideration transferred by the Company for the Embedded Power business were as follows:

Artesyn
Cash paid for acquisition	$389,023
Non-cash consideration	2,000
Total fair value of consideration transferred	391,023
Less cash acquired	(23,225)
Total purchase price	$367,798

ADVANCED ENERGY INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands except per share data)

The Acquisition Agreement is reported in the Company’s unaudited pro forma condensed combined financial information using the acquisition method of accounting. Under the acquisition method of accounting,  assets acquired and liabilities assumed are recorded at their estimated fair values. Fair values of assets acquired and liabilities assumed are based upon available historical and current market information, as well as estimated future cash flows and market risk adjusted discount rates, and as a result, estimating fair values is complex and subject to significant business judgment. We must also identify and include in the allocation all acquired tangible and intangible assets that meet certain criteria, including assets not previously recorded by the acquired entity under U.S. GAAP. These estimates most commonly involve property and equipment and intangible assets, including the estimated useful lives of those assets. The excess of the aggregate consideration paid over the net fair value of acquired assets over the assumed liabilities is recorded as goodwill. The goodwill represents expected operating synergies from combining operations with the acquired company and the estimated value associated with the enhancements to our comprehensive product lines and access to new markets. The Company expects that the acquired goodwill will not be deductible for income taxes.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are based upon a preliminary allocation of the aggregate consideration paid for the Embedded Power assets acquired and liabilities assumed, based upon their preliminary estimated fair values. The final allocation of the purchase price could differ materially from the preliminary allocations used to prepare the unaudited pro forma condensed combined financial information. The final purchase price allocation will be completed as soon as practical but no later than one year from the acquisition date. For purposes of preparing the unaudited pro forma condensed combined financial information, the Company’s preliminary allocation of the aggregate consideration to the acquired assets and assumed liabilities of Embedded Power is as follows:

Preliminary: September 10, 2019
Accounts and other receivable, net	$128,221
Inventories	140,678
Property and equipment	65,016
Operating lease right-of-use assets	60,217
Goodwill	143,262
Intangible assets	125,000
Deferred income tax assets	14,767
Other assets	61,511
Total assets acquired	738,672
Accounts payable	144,652
Operating lease liability	59,634
Pension liability	48,494
Deferred income tax liabilities	37,218
Other liabilities	80,876
Total liabilities assumed	370,874
Total fair value of net assets acquired	$367,798

ADVANCED ENERGY INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands except per share data)

Note 3.     Significant Non-Recurring Items Included in the Historical Financial Statements

Activities directly related to the Acquisition Agreement and Credit Agreement

Artesyn Embedded Technologies, Inc. and subsidiaries includes the Artesyn Legacy Businesses in the results of operations. In accordance with the Acquisition Agreement, the Artesyn Legacy Businesses were divested from the Artesyn Embedded Power business. Therefore, the Artesyn Legacy Businesses have been excluded from the pro forma condensed combined statements of operations as these activities are considered non-recurring.

The Company incurred charges directly attributable to the acquisition of $1.5 million, included in “Selling, general and administrative” expense for the six months ended June 30, 2019, which have been excluded from the pro forma condensed combined statements of operations as these charges are considered non-recurring.

Note 4.     Credit Agreement

In connection with the Acquisition Agreement, the Company entered into the Credit Agreement that provided aggregate financing of $500.0 million, consisting of a $350.0 million senior unsecured term loan facility (the “Term Loan Facility”) and a $150.0 million senior unsecured revolving facility the (“Revolving Facility”). Both the Term Loan Facility and Revolving Facility mature on September 10, 2024.

The Revolving Facility and Term Loan Facility bear interest, at the option of the Company, at a rate based on a reserve adjusted Eurodollar Rate or a Base Rate, as defined in the Credit Agreement, plus an applicable margin. Additionally, the Revolving Facility is subject to an unused line fee.

In connection with the entering into the Credit Agreement, the Company terminated its previous loan agreement, as amended (the "Loan Agreement"), which previously provided a revolving line of credit of up to $150.0 million subject to certain funding conditions. The Company expensed all unused line of credit fees at the time of termination of the Loan Agreement. We did not borrow against the Loan Agreement at any time during the six months ended June 30, 2019 or the twelve months ended December 31, 2018.

Note 5.     Pro Forma Adjustments

(A)	Reflects carve-out adjustments to remove the Artesyn Legacy Businesses from the historical consolidated Artesyn Embedded Technologies, Inc. and subsidiaries results.
(B)

Reflects adjustments to Embedded Power’s historical classification of cost of sales, selling, general and administrative expenses, and amortization of intangible assets to conform with the accounting policies and classifications of Advanced Energy.

ADVANCED ENERGY INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands except per share data)

(C)	The pro forma adjustments to cost of sales expense are as follows:

	Six Months Ended	Year Ended
	June 30, 2019	December 31, 2018
Incremental change to depreciation expense (1)	$(2,981)	$(5,887)
Capital expenditures policy alignment (2)	1,693	3,320
	$(1,288)	$(2,567)
(1)

Reflects the adjusted Embedded Power depreciation expense to account for the estimated preliminary fair value of property, plant and equipment, to conform Embedded Power to Advanced Energy’s capitalization policy and to reflect the adjusted estimated useful lives of the newly acquired fixed assets. Depreciation expense has been split between “cost of sales” and “selling, general and administration” based on historical allocation rates.

(2)

Reflects  a pro forma adjustment to expense previously capitalized equipment as expenditures in the period of initial purchase to conform to the capitalization policy of Advanced Energy. This expense has been allocated between “cost of sales” and “selling, general and administration” based on Embedded Power’s historical allocation.

(D)	The pro forma adjustments to selling, general and administrative expense are as follows:

	Six Months Ended	Year Ended
	June 30, 2019	December 31, 2018
Incremental change to depreciation expense (1)	$(1,258)	$(2,861)
Acquisition-related costs (2)	(1,531)	-
Capital expenditures policy alignment (3)	714	1,614
	$(2,075)	$(1,247)
(1)

Reflects the adjusted Embedded Power depreciation expense to account for the estimated preliminary fair value of property, plant and equipment, to conform Embedded Power to Advanced Energy’s capitalization policy and to reflect the adjusted estimated useful lives of the newly acquired fixed assets. Depreciation expense has been split between “cost of sales” and “selling, general and administration” based on historical allocation rates.

(2)	Reflects the reduction of acquisition and transaction-related costs that were incurred during the period which are considered non-recurring.
(3)

Reflects a pro forma adjustment to expense previously capitalized equipment as expenditures in the period of initial purchase to conform to the capitalization policy of Advanced Energy. This expense has been allocated between “cost of sales” and “selling, general and administration” based on Embedded Power’s historical allocation.

(E)

The following pro forma adjustments to amortization of intangible assets are based upon preliminary estimated fair values of Embedded Power’s identifiable intangible assets, their estimated useful lives, and estimated pro forma amortization expense as follows:

	Preliminary Estimated Fair Value	Estimated Useful Lives (Years)	Six Months June 30, 2019	Year December 31, 2018
Technology	$30,000	5	$3,000	$6,000
Customer Relationships	75,000	15	2,500	5,000
Tradename	20,000	10	1,000	2,000
			6,500	13,000
Less: Embedded Power historical amortization			(2,442)	(5,796)
Total intangible assets, net	$125,000		$4,058	$7,204

ADVANCED ENERGY INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands except per share data)

(F) The following reflects the pro forma adjustments for estimated interest expense, including the amortization of debt issuance costs and debt discount as if the acquisition had occurred on January 1, 2018 based upon an interest rate of 2.47%,  which is the applicable historical Eurodollar rate as of January 1, 2018. This rate was utilized for both the six months ended June 30, 2019 and the twelve months ended December 30, 2018. Additionally, the historical interest expense incurred by Advanced Energy was removed as the previous Loan Agreement was terminated in connection with the entering into the Credit Agreement.

	Six Months Ended	Year Ended
	June 30, 2019	December 31, 2018
Term Loan Facility
Interest expense on incremental term loan borrowings at 2.47%	$3,785	$7,872
Amortization of debt issuance costs and original issue discount	266	552
Revolver Facility
Unused commitment fee	75	150
Total pro forma interest expense	$4,126	$8,574
Less: Advanced Energy historical interest expense	(114)	(228)
Total net pro forma interest expense adjustment	$4,012	$8,346

(G)

Reflects a change in the provision for income taxes to conform Embedded Power’s indefinite reinvestment assertion of unremitted foreign earnings position upon acquisition by Advanced Energy and to reflect the tax impact of the other pro forma adjustments, as applicable.